Exhibit 23.5

Consent of Nominee for Director

of Stalwart Tankers Inc.

I hereby consent to the reference to me under the caption “Management” in the registration statement on Form F-1 and related prospectus as shall be filed with the U.S. Securities and Exchange Commission, and any and all amendments thereto, of Stalwart Tankers Inc.

/s/ Konstantinos Koutsomitopoulos
Name:	Konstantinos Koutsomitopoulos
Date:	February 14, 2014

Consent of Nominee for Director

of Stalwart Tankers Inc.

I hereby consent to the reference to me under the caption “Management” in the registration statement on Form F-1 and related prospectus as shall be filed with the U.S. Securities and Exchange Commission, and any and all amendments thereto, of Stalwart Tankers Inc.

/s/ Klaus Pieper
Name:	Klaus Pieper
Date:	February 14, 2014

Consent of Nominee for Director

of Stalwart Tankers Inc.

I hereby consent to the reference to me under the caption “Management” in the registration statement on Form F-1 and related prospectus as shall be filed with the U.S. Securities and Exchange Commission, and any and all amendments thereto, of Stalwart Tankers Inc.

/s/ Enan Sassoon
Name:	Enan Sassoon
Date:	February 14, 2014

Consent of Nominee for Director

of Stalwart Tankers Inc.

I hereby consent to the reference to me under the caption “Management” in the registration statement on Form F-1 and related prospectus as shall be filed with the U.S. Securities and Exchange Commission, and any and all amendments thereto, of Stalwart Tankers Inc.

/s/ Miner H. Warner
Name:	Miner H. Warner
Date:	February 14, 2014